                                                                    EXHIBIT 10.1

      AMENDMENT TO THE SOFTWARE LICENSE AGREEMENT AND IP PURCHASE AGREEMENT

THIS DEED OF AMENDMENT ("AMENDMENT"), is dated September 30, 2009 by and among
PLAYTECH SOFTWARE LIMITED with its registered office is at Trident Chambers,
Road Town, Tortola, British Virgin Islands ("PLAYTECH") on one part, and WIN
GAMING MEDIA, INC., (FORMERLY KNOWN AS ZONE 4 PLAY, INC.) (company number
850077188), with its registered office at 103 Foulk Rd, Wilmington, DE 19803,
USA ("LICENSEE") on the other part and WIN GAMING MEDIA (ISRAEL) LTD., company number 513552950 (FORMERLY KNOWN AS MIXTV LTD.), with its registered office at
65 Igal Alon Street, Tel Aviv, Israel ("WGMI").

WHEREAS        Playtech and the Licensee entered into certain Software License
               Agreement dated August 6, 2008 for the provision of certain computer software to enable the Licensee to operate its Online
               Service System (the License Agreement including all schedules and amendments attached thereto shall be referred to as the "LICENSE
               AGREEMENT") and Playtech and WGMI entered into certain
               Intellectual Property and Technology Purchase Agreement dated
               August 6, 2008 (the "IP PURCHASE AGREEMENT") ; and

WHEREAS        The parties wish to amend the License Agreement and the IP
               Purchase Agreement further in accordance with the terms and conditions set out hereunder.

NOW THEREFORE THIS DEED PROVIDES AS FOLLOWS:

1.   Defined terms in this Amendment will have the meaning ascribed to them in the License Agreement and/or the IP Purchase Agreement, as applicable.

2.   Notwithstanding anything to the contrary in the License Agreement and the
     IP Purchase Agreement, the parties agree that the License Agreement and the provisions of the Employees Services under section 10.3 to the IP Purchase
     Agreement ("SERVICES") will terminate on September 30th, 2009.
     Notwithstanding the above, Playtech may extend the License Agreement for an additional month, by providing a written notice, so that the License
     Agreement and such Services will terminate on October 30th, 2009 subject to the payments specified in clause 3.b below.

3.   Notwithstanding anything to the contrary in Schedule 2 of the License
     Agreement and/or section 10.3 to the IP Purchase Agreement and/or any other understating between the parties, the License and Services Fees and the payments under section 10.3 to the IP Purchase Agreement shall be as follows:

     a.   For the period commencing on January 1st, 2009 and ending on August
          31st , 2009 Playtech is willing to waive WGMI's current debt in the amount of $499,761 US Dollars ("DEBT AMOUNT") and to set the License
          and Services Fees and the payments under section 10.3 to the IP
          Purchase Agreement and replace it with an amount of four hundred thousand US Dollars ($400,000), to be paid by the Licensee as follows:

          i.   One hundred and fifty US Dollars ($150,000) that were paid to
               Playtech on September 29th 2009.

          ii.  Two hundred and fifty thousand US Dollars ($250,000) to be paid by way of offsetting the payment due by Playtech to RNG Gaming
               Ltd. in accordance to the Intellectual Property and Technology
               Purchase Agreement between Playtech and RNG Gaming Ltd.("RNG")
               Dated April 13, 2009 ("RNG AGREEMENT").

     b.   For the period commencing on September 1st, 2009 and ending on
          September 30th, 2009 the License and Services Fees and the payments under section 10.3 to the IP Purchase Agreement will be set at Fifty thousand US Dollars ($50,000). Licensee has made such payment on
          September 29th 2009.

     c.   If the License Agreement is extended for an additional month in accordance with clause 2 above, the License and Services Fees and the payments under section 10.3 to the IP Purchase Agreement due for the period commencing on October 1st, 2009 and ending on October 31st,
          2009 will be set at fifty thousand US Dollars ($50,000), to be paid on
          November 20th, 2009.

4.   Other than expressly provided herein, all other terms and provisions of the
     License Agreement and the IP Purchase Agreement shall remain in full force and effect and this Amendment shall not derogate from any rights or undertaking of either of the parties pursuant to the License Agreement and the IP Purchase Agreement.

5.   Provided that Licensee has paid in full and in a timely manner all payments specified in clause 3 above, and following the termination of the License
     Agreement Playtech and the Licensor hereby mutually release each other from their obligations under the License Agreement including any payments and
     WGMI will be released of its obligation to pay any fees under section 10.3 of the IP Purchase Agreement, unless otherwise agreed in writing by the parties. Notwithstanding the aforesaid, provided that licensee has paid in full and in a timely manner all payments specified in clauses 3.a3 and 3.b.
     then Playtech releases Licensee from its obligation to pay the License and
     Services Fees and WGMI from its obligation to pay the payments under section 10.3 to the IP Purchase Agreement, for the period commencing on
     January 1, 2009 and ending on September 30, 2009, and the parties hereby waive any claims in this respect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered on the date above.

PLAYTECH SOFTWARE LIMITED                       WIN GAMING MEDIA INC

Name:  /s/ SHUKI BARAK                          Name:  /s/ CITRON SHIMON
       ---------------------                           ---------------------
Title: CEO                                      Title: CEO
       ---------------------                           ---------------------
Name:  SHUKI BARAK                              Name:  CITRON SHIMON
       ---------------------                           ---------------------
Title:                                          Title:
       ---------------------                           ---------------------

WIN GAMING MEDIA (ISRAEL) LTD.

Name:  /s/ SHIMON CITRON
       ---------------------
Title: CEO
       ---------------------
Name:  SHIMON CITRON
       ---------------------
Title:
       ---------------------

We hereby confirm that the payment offset in accordance to clause 3.a.ii above will constitute good and full payment of the Purchase Price as defined in the
RNG Agreement and RNG Gaming Ltd waives any future claims towards Playtech with regard to Purchase Price due under or in connection with the RNG Agreement. In addition, RNG Gaming Ltd, hereby agrees that Playtech will have the right to offset any Payments Due, including interest, from the Revenue Share Amounts due to RNG in accordance with clause 3.4 of the RNG Agreement and RNG hereby undertakes to refrain from bringing forth any claim or demands against Playtech in respect of any Revenue Share Amounts due to RNG that were offset against
Payments Due.

RNG GAMING LTD.

Name:  /s/ HAIM TABAK
       ---------------------
Title: DIRECTOR
       ---------------------
Name:  HAIM TABAK
       ---------------------
Title:
       ---------------------